                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


                         INTERMUNE PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       DEFINITIONS..............................................................................................1

2.       REGISTRATION; TRANSFER RESTRICTIONS......................................................................3

         2.1      Transfer Restrictions...........................................................................3

         2.2      Demand Registration.............................................................................4

         2.3      Piggyback Registration..........................................................................6

         2.4      Form S-3 Registration...........................................................................7

         2.5      Expenses Of Registration........................................................................8

         2.6      Obligations of the Company......................................................................8

         2.7      Termination of Registration Rights..............................................................9

         2.8      Delay of Registration; Furnishing Information..................................................10

         2.9      Indemnification................................................................................10

         2.10     Assignment of Registration Rights..............................................................12

         2.11     Amendment of Registration Rights...............................................................12

         2.12     Limitation on Subsequent Registration Rights...................................................13

         2.13     "Market Stand-Off" Agreement...................................................................13

         2.14     Rule 144 Reporting.............................................................................13

3.       COVENANTS OF THE COMPANY................................................................................14

         3.1      Basic Financial Information and Reporting......................................................14

         3.2      Inspection Rights..............................................................................15

         3.3      Confidentiality of Records.....................................................................15

         3.4      Reservation of Common Stock....................................................................15

         3.5      Stock Vesting..................................................................................15

         3.6      Key Person Insurance...........................................................................16

         3.7      Proprietary Information and Inventions Agreement...............................................16

         3.8      Approval.......................................................................................16

         3.9      Directors' Liability and Indemnification.......................................................16

         3.10     Real Property Holding Corporation..............................................................16

         3.11     Termination of Covenants.......................................................................16

         3.12     Certain Covenants Relating to Management and Board Participation...............................17

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                                          TABLE OF CONTENTS
                                              CONTINUED

                                                                                                               PAGE
4.       RIGHTS OF FIRST REFUSAL.................................................................................18

         4.1      Subsequent Offerings...........................................................................18

         4.2      Exercise Of Rights.............................................................................18

         4.3      Issuance of Equity Securities to Other Persons.................................................18

         4.4      Termination of Rights of First Refusal.........................................................19

         4.5      Transfer of Rights of First Refusal............................................................19

         4.6      Excluded Securities............................................................................19

5.       MISCELLANEOUS...........................................................................................20

         5.1      Governing Law..................................................................................20

         5.2      Survival.......................................................................................20

         5.3      Successors and Assigns.........................................................................20

         5.4      Entire Agreement...............................................................................20

         5.5      Severability...................................................................................20

         5.6      Amendment and Waiver...........................................................................20

         5.7      Delays or Omissions............................................................................21

         5.8      Notices........................................................................................21

         5.9      Attorneys' Fees................................................................................21

         5.10     Titles and Subtitles...........................................................................21

         5.11     Prior Agreement................................................................................21

         5.12     Counterparts...................................................................................22

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made effective as of the 7th day of January, 2000, by and among INTERMUNE PHARMACEUTICALS, INC., a California corporation (the "Company"), the holders of the Company's Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively the "Series A Stock"), and the purchasers of the Company's Series B Preferred Stock (the "Series B Stock") set forth on Exhibit A of that certain Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). The purchasers of the Series B Stock may be referred to hereinafter as the "Purchasers" and each individually as a "Purchaser", and the holders of the Series A Stock (the "Series A Holders"), the holders of the Series B Stock (the "Series B Holders") and the Purchasers, the Series A Holders, and Series B Holders may be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue up to five million two hundred thousand (5,200,000) shares of its Series B Stock pursuant to the Purchase Agreement; and

         WHEREAS, the Company and the Series A Holders previously entered into that certain Investor Rights Agreement, dated as of April 27, 1999, as amended August 19, 1999 (as amended, the "Prior Agreement"); and

         WHEREAS, as a condition of entering into the Purchase Agreement, the Purchasers have requested that the Company and the Series A Holders agree to amend and restate the Prior Agreement to extend to them registration rights, information rights and other rights as set forth below;

         WHEREAS, pursuant to Section 5.6 of the Prior Agreement, the holders of at least sixty-five percent (65%) of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting separately by series, have agreed to amend and restate the Prior Agreement in its entirety with this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

         1. DEFINITIONS.

         As used in this Agreement the following terms shall have the following respective meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which


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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in connection with which the Company's Preferred Stock is converted into Common Stock.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) an aggregate of 975,000 shares of Common Stock of the Company issued to certain of the Investors pursuant to a Common Stock Purchase Agreement between certain of the Investors and the Company, dated April 27, 1999; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

         "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.


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         "SHARES" shall mean the Company's Series A Stock issued pursuant to the
Company's Series A-1 and A-2 Preferred Stock Purchase Agreement, dated April 27, 1999, and held by the Investors listed on Exhibit A thereto, the Company's
Series A Stock issued pursuant to the Company's Series A-2 Preferred Stock Purchase Agreement, dated August 19, 1999, and the Company's Series B Stock issued pursuant to the Purchase Agreement and held by the Investors listed on Exhibit A thereto and their permitted assigns. For the purposes of this Agreement, "Shares" shall be deemed to include Series A-4 Preferred Stock,
Series A-3 Preferred Stock, or Series B-1 Preferred Stock of the Company issued to a Holder or its permitted assign in the event that Series A-1 Preferred
Stock, Series A-2 Preferred Stock, or Series B Preferred Stock is converted into Series A-4 Preferred Stock, Series A-3 Preferred Stock, or Series B-1 Preferred Stock pursuant to the Company's Amended and Restated Articles of Incorporation. References to Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series B Preferred Stock shall be deemed for the purposes of this Agreement to mean the Series A-1 Preferred Stock and Series A-4 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock, and the Series B Preferred Stock and Series B-1 Preferred Stock when determining the rights and obligations of the parties hereto.

         2. REGISTRATION; TRANSFER RESTRICTIONS.

                  2.1 TRANSFER RESTRICTIONS.

                           (a) Each Holder agrees not to make any disposition of
all or any portion of the Shares or the shares of Common Stock issuable upon conversion of the Shares unless and until:

                                    (i) There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                    (ii) (A) The transferee has agreed in
writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                                    (iii) Notwithstanding the provisions of
paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                           (b) Each certificate representing Shares or
Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           (c) The Company shall be obligated to reissue
promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                           (d) Any legend endorsed on an instrument pursuant to
applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

                  2.2 DEMAND REGISTRATION.

                           (a) Subject to the conditions of this Section 2.2, if
the Company receives a written request from either (i) the Holders of more than a majority of the Registrable Securities then held by the Series A Holders (but only a single time) or (ii) the Holders of more than a majority of the Registrable Securities then held by the Series B Holders (but only a single time) (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least a majority of Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions would exceed $50 million), then the Company shall, within thirty
(30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered; provided, however, if such request is made prior to the Company's first firm commitment underwritten public offering of its Common Stock, the aggregate offering price to the public must be in excess of $15,000,000 and with a per share price of not less than $7.50 per share.


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                           (b) If the Initiating Holders intend to distribute
the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a) as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                           (c) The Company shall not be required to effect a
registration pursuant to this Section 2.2:

                                    (i) prior to the earlier of April 27, 2001
or one year following the Initial Offering; or

                                    (ii) after the Company has effected two (2)
registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                                    (iii) during the period starting with the
date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes all reasonable good faith efforts to cause such registration statement to become effective; or

                                    (iv) if within thirty (30) days of receipt
of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

                                    (v) if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for


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

a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period.

                  2.3 PIGGYBACK REGISTRATION. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (a) UNDERWRITING. If the registration statement under
which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case, the selling Holders may be excluded if the underwriter makes the determination described above and no other shareholder's securities are included in the offering.

                           (b) RIGHT TO TERMINATE REGISTRATION. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.


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

                  2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                           (b) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                                    (i) if Form S-3 (or any successor or similar
form) is not available for such offering by the Holders, or

                                    (ii) if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000), or

                                    (iii) if the Company shall furnish to the
Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4: provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

                                    (iv) if the Company has, within the six (6)
month period preceding the date of such request, already effected one (1) registration on Form S-3 for any Holders pursuant to this Section 2.4, or the Company within the twelve (12) month period preceding the request already effected two (2) registrations on Form S-3 for any Holders pursuant to this
Section 2.4, or

                                    (v) in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.


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                           (c) Subject to the foregoing, the Company shall file
a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 shall be paid by the Company.

                  2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were reasonably not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration or Form S-3 registration, respectively.

                  2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.


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

                           (d) Use all reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Furnish, at the request of a majority of the
Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities

                  2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.


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                  2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                           (a) No Holder shall have any right to obtain or seek
an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                           (b) It shall be a condition precedent to the
obligations of the Company to take any action pursuant to Section 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                           (c) The Company shall have no obligation with respect
to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

                  2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, the partners, members, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                           (b) To the extent permitted by law, each Holder will,
if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                           (d) If the indemnification provided for in this
Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                           (e) The obligations of the Company and Holders under
this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(i) is a subsidiary, parent, member, general partner, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least two hundred thousand (200,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                  2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Holders of at least fifty five percent (55%) of the Series A-1 Preferred Stock then outstanding held by Holders, voting as a separate class, the Holders of at least sixty five percent (65%) of the Series A-2 Preferred Stock then outstanding held by Holders, voting as a separate class, and the Holders of at least a majority of the Series B Preferred Stock then outstanding held by Holders, voting as a separate class. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                  2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty five percent (55%) of the Series A-1 Preferred Stock held by Holders, voting as a separate class, the Holders of at least sixty five percent (65%) of the Series A-2 Preferred Stock then outstanding held by Holders, voting as a separate class, and the Holders of at least a majority of the Series B Preferred Stock then outstanding held by Holders, voting as a separate class, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

                  2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, if requested to do so by the underwriters of the Company's Common Stock, such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                           (a) such agreement shall apply only to the Company's
Initial Offering; and

                           (b) all officers and directors of the Company and all
other holders of at least 5% of the Company's securities enter into similar agreements and such agreements are not waived or terminated.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                  2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the

Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                           (b) File with the SEC, in a timely manner, all
reports and other documents required of the Company under the Exchange Act;

                           (c) So long as a Holder owns any Registrable
Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         3. COVENANTS OF THE COMPANY.

                  3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

                           (a) The Company will maintain true books and records
of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                           (b) As soon as practicable after the end of each
fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Major Investor (as defined below), a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                           (c) The Company will furnish each Major Investor, as
soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                           (d) So long as an Investor (with its affiliates)
shall own not less than two hundred thousand (200,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and (iii) an annual financial statement within one hundred twenty (120) days of the end of each fiscal year which may be audited as determined by the Board of Directors of the Company.

                  3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

                  3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, member, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3 and agrees to be bound thereby.

                  3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

                  3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) seventy-five percent (75%) of such stock shall vest monthly in equal installments over the following thirty-six (36) months. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee

(to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

                  3.6 KEY PERSON INSURANCE. Subject to the approval of the Board of Directors, the Company will use commercially reasonable efforts to obtain and maintain in full force and effect term life insurance in the amount of one million ($1,000,000) dollars on the Company's President; naming the Company as beneficiary.

                  3.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in a form approved by the Company's Board of Directors.

                  3.8 APPROVAL. The Company shall not without the unanimous consent of the Board of Directors, authorize or enter into any transactions with any director or management employee, or such director's or employee's immediate family.

                  3.9 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Articles of Incorporation and Bylaws shall provide (i) for elimination of the liability of each director of the Company to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts with each of its directors to indemnify such directors to the maximum extent permissible under California law. The Company shall have in force a directors and officers liability insurance policy in an amount and with a carrier approved by the unanimous consent of the Board of Directors. The Company will use its reasonable efforts to limit the liability, to the fullest extent permissible under California law, of any director representing any of the Investors.

                  3.10 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg.
Section 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners or members, the Company will inform the requesting party, in the manner set forth in Reg.
Section 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

                  3.11 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement (except Sections 3.9 and 3.12(c) and
(d)) shall expire and terminate as to each Investor on the earlier of the effective date of the registration statement pertaining to the Initial Offering or acquisition of the Company by another corporation or entity by consolidation, merger, or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

                  3.12 CERTAIN COVENANTS RELATING TO MANAGEMENT AND BOARD PARTICIPATION.

                           (a) CONSULTATION WITH MANAGEMENT. The Investors shall
be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Investors regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advise and to review progress in achieving said plans.

                           (b) BOARD OF DIRECTORS REPRESENTATIVE. If, at any
time, any of the Sanderling, BioAsia, or Sofinnova venture capital firms control Investors holding an aggregate of at least 500,000 shares of Series A Stock and there is not a representative of Sanderling, BioAsia, or Sofinnova, as the case may be, on the Company's Board of Directors, the Company shall invite Sanderling, BioAsia, of Sofinnova (whichever is not already on the Board of Directors) to attend all meetings of its Board of Directors in a non-voting observer capacity, and in this respect shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in discussions of matters brought to the Board of Directors.

                           (c) Following the Initial Offering, until the earlier
of (i) such date as the Warburg entities own beneficially (within the meaning of Rule13d-3 under the Exchange Act) that number of shares as is less than to ninety-five percent (95%) of the shares of Common Stock held by the Warburg entities as of the closing of the Series B Preferred Stock financing (including the Series B Stock held by the Warburg entities on an as-converted basis) or
(ii) the date which is four years from the date of this agreement, the Company will nominate and use reasonable efforts to elect and to cause to remain as a director on the Company's Board of Directors at least one individual designated by the Warburg entities.

                           (d) Following the Initial Offering, until the earlier
of (i) such date as the Sanderling entities own beneficially (within the meaning of Rule13d-3 under the Exchange Act) that number of shares as is less than ninety-five percent (95%) of the shares of Common Stock held by the Sanderling entities as of the closing of the Series B Preferred Stock financing (including the Series A Stock and Series B Stock held by the Sanderling entities on an as-converted basis) or (ii) the date which is four years from the date of this agreement, the Company will nominate and use reasonable efforts to elect and to cause to remain as a director on the Company's Board of Directors at least one individual designated by the Sanderling entities.

         4. RIGHTS OF FIRST REFUSAL.

                  4.1 SUBSEQUENT OFFERINGS. Each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. The pro rata share of each Major Investor is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security or (iv) any such warrant or right.

                  4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

                  4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If certain of the Major Investors do not elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing Major Investors who do so elect and shall offer to Major Investors the right to acquire such unsubscribed shares in accordance with their pro rata share. Such Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the rights of the Major Investors were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

                  4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate, upon the effective date of the registration statement pertaining to the Company's Initial Offering.

                  4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

                  4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

                           (a) up to 2,000,000 shares (or such larger number if
otherwise approved by the holders of at least a majority of the Registrable Securities held by Major Investors) of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary or entities with whom the Company or its subsidiaries does business, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                           (b) stock issued pursuant to any rights or agreements
outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                           (c) shares of Common Stock issued in connection with
any stock split, stock dividend or recapitalization by the Company;

                           (d) shares of Common Stock issued upon conversion of
the Shares;

                           (e) any Equity Securities issued pursuant to any
equipment leasing arrangement, or debt financing from a bank or similar financial institution;

                           (f) up to two hundred thousand (200,000) shares of
Equity Securities issued in connection with strategic transactions involving the Corporation and other entities, including join ventures, manufacturing, marketing, distribution, technology transfer or development arrangements;

                           (g) shares of Series B Stock (including shares of
Common Stock issuable upon conversion of such Series B Stock); or

                           (h) any Equity Securities that are issued by the
Company pursuant to a registration statement filed under the Securities Act.

         5. MISCELLANEOUS.

                  5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the Holder of such shares in its records as the absolute owner and Holder of such shares for all purposes, including the payment of dividends or any redemption price.

                  5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  5.6      AMENDMENT AND WAIVER.

                           (a) Except as otherwise expressly provided, this
Agreement may be amended or modified only upon the written consent of the Company, the Holders of at least fifty five percent (55%) of the Series A-1 Preferred Stock then outstanding held by Holders, voting as a separate class, the Holders of at least sixty five percent (65%) of the Series A-2 Preferred Stock then outstanding held by Holders, voting as a separate class, and the Holders of at least a majority of the Series B Preferred Stock then outstanding held by Holders, voting as a separate class.

                           (b) Except as otherwise expressly provided, the
obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least fifty five percent (55%) of the Series A-1 Preferred Stock then outstanding held by Holders, the Holders of at sixty five percent (65%) of the Series A-2 Preferred Stock then outstanding held by Holders, voting as a separate class, and the Holders of at least a majority of the Series B Preferred Stock then outstanding held by Holders, voting as a separate class.

                           (c) Notwithstanding the foregoing, this Agreement may
be amended with only the consent of the Company to include additional purchasers of the Shares as "Investors", "Holders", and parties hereto.

                  5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

                  5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                  5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  5.11 PRIOR AGREEMENT. The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.

                  5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

INTERMUNE PHARMACEUTICALS, INC.


By: /s/ W. Scott Harkonen
   ------------------------------
         W. SCOTT HARKONEN
         President

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


INVESTORS:


WARBURG, PINCUS EQUITY PARTNERS, L.P.

By: Warburg, Pincus & Co., General Partner

By: /s/ Jonathan Leff
   ---------------------------------------------------
Print Name: Jonathan Leff
           -------------------------------------------
Title: Partner
      ------------------------------------------------

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I., C.V.

By: Warburg, Pincus & Co., General Partner

By: /s/ Jonathan Leff
   ---------------------------------------------------
Print Name: Jonathan Leff
           -------------------------------------------
Title: Partner
      ------------------------------------------------

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

By: Warburg, Pincus & Co., General Partner

By: /s/ Jonathan Leff
   ---------------------------------------------------
Print Name: Jonathan Leff
           -------------------------------------------
Title: Partner
      ------------------------------------------------

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By: Warburg, Pincus & Co., General Partner

By: /s/ Jonathan Leff
   ---------------------------------------------------
Print Name: Jonathan Leff
           -------------------------------------------
Title: Partner
       -----------------------------------------------

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


CONNETICS CORPORATION


By: /s/  Thomas G. Wiggans
   ---------------------------------------------------
Print Name: Thomas G. Wiggans
           -------------------------------------------
Title: President and CEO
       -----------------------------------------------

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

GENENTECH, INC.


By: /s/ Brad Goodwin
   ---------------------------------------------------
Print Name: Brad Goodwin
           -------------------------------------------
Title: V.P.-Finance
      ------------------------------------------------

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


SANDERLING VENTURE PARTNERS IV, L.P.

/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
FRED A. MIDDLETON                             ROBERT G. MCNEIL
General Partner                               General Partner


SANDERLING IV LIMITED, L.P.

/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
FRED A. MIDDLETON                             ROBERT G. MCNEIL
General Partner                               General Partner


SANDERLING IV BIOMEDICAL, L.P.

/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
FRED A. MIDDLETON                             ROBERT G. MCNEIL
General Partner                               General Partner


SANDERLING [FERI TRUST] VENTURE PARTNERS IV, L.P.

/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
FRED A. MIDDLETON                             ROBERT G. MCNEIL
General Partner                               General Partner


SANDERLING IV VENTURE MANAGEMENT

/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
FRED A. MIDDLETON                             ROBERT G. MCNEIL
General Partner                               General Partner


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


SANDERLING IV CO-INVESTMENT FUND, L.P.


/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
Fred A. Middleton                             Robert G. McNeil
General Partner                               General Partner



SANDERLING IV BIOMEDICAL CO-INVESTMENT FUND, L.P.


/s/ Fred A. Middleton                         /s/ Robert G. McNeil
----------------------------------            ----------------------------------
Fred A. Middleton                             Robert G. McNeil
General Partner                               General Partner


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


BIOTECHNOLOGY DEVELOPMENT FUND, L.P.    BIOTECHNOLOGY DEVELOPMENT FUND II, L.P.
By: BioAsia Investments, LLC,           By: BioAsia Investments, LLC,
Its General Partner                     its General Partner


By: /s/ Frank Kung                      By: /s/ Frank Kung
   ----------------------------------      ---------------------------------
Print Name: Frank Kung                  Print Name: Frank Kung
           --------------------------              -------------------------
Title: Managing Member                  Title: Managing Member
      -------------------------------         ------------------------------


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


CHARTER VENTURES III, LLC


By: /s/ A. Barr Dolan
   ----------------------------------
Print Name: A. Barr Dolan
           --------------------------
Title:   Managing Member


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


SOFINNOVA VENTURE PARTNERS IV, LP

By: Sofinnova Management IV, LLC, General Partner

By: /s/ Michael F. Powell
   ----------------------------------------------
Name: Michael F. Powell
     --------------------------------------------
Title: Managing Director



SOFINNOVA VENTURE AFFILIATES IV, LLC

By: Sofinnova Management IV, LLC

By: /s/ Michael F. Powell
   ----------------------------------------------
Name: Michael F. Powell
     --------------------------------------------
Title: Managing Director


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


ALTA CALIFORNIA PARTNERS II, L.P.

By: Alta California Management Partners II, LLC
   --------------------------------------------
By: /s/ Alix Marduel
   --------------------------------------------
Name: Alix Marduel
     ------------------------------------------
Title: General Partner
      -----------------------------------------


ALTA EMBARCADERO PARTNERS II, LLC

By: /s/ Guy Nohra
   -------------------------------------------
Name: Guy Nohra
     -----------------------------------------
Title: Member
      ----------------------------------------

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


VERON INTERNATIONAL, LTD.



By: /s/ Nina Kung (Nina T. H. Wang)
   ------------------------------------
Print Name: Nina Kung (Nina T. H. Wang)
           ----------------------------
Title: Director
      --------------------------

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT